EXHIBIT I

TEEKAY CORPORATION 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08 Bermuda
NEWS RELEASE

TEEKAY ANNOUNCES FIRST QUARTER 2008 EARNINGS CONFERENCE CALL

Hamilton, Bermuda, May 7, 2008 – Teekay Corporation (NYSE: TK) plans to release its financial results for the quarter after market close on Wednesday, May 14, 2008.

The Company plans to host a conference call on Thursday, May 15, 2008 at 11:00 a.m. (ET) to discuss the results for the first quarter of 2008.  All shareholders and interested parties are invited to listen to the live conference call by choosing any of the following options:

•	By dialing (866) 322-2356 or (416) 640-3405 if outside North America;
•	By accessing the webcast, which will be available on Teekay’s web site at www.teekay.com. (The archive will remain on the web site for a period of 30 days)
•	A recording of the conference call will also be available until Thursday, May 22, 2008 by dialing (888) 203-1112 or (647) 436-0148 and entering access code 4357036.

About Teekay

Teekay Corporation transports more than 10 percent of the world’s seaborne oil, has built a significant presence in the liquefied natural gas shipping sector through its publicly-listed subsidiary, Teekay LNG Partners L.P. (NYSE: TGP), is further growing its operations in the offshore oil production, storage and transportation sector through its publicly-listed subsidiary, Teekay Offshore Partners L.P. (NYSE: TOO), and continues to expand its conventional tanker business through its publicly-listed subsidiary, Teekay Tankers Ltd. (NYSE: TNK). With a fleet of over 200 vessels, offices in 22 countries and 6,300 seagoing and shore-based employees, Teekay provides a comprehensive set of marine services to the world’s leading oil and gas companies, helping them seamlessly link their upstream energy production to their downstream processing operations. Teekay’s reputation for safety, quality and innovation has earned it a position with its customers as The Marine Midstream Company.

Teekay’s common stock is listed on the New York Stock Exchange where it trades under the symbol “TK”.

For Investor Relations enquiries contact:
Dave Drummond
Tel: +1 (604) 844-6654
For Media enquiries contact:
Alana Duffy
Tel: +1 (604) 844-6605

Web site: www.teekay.com

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